                                                                      Exhibit 21



                           SUBSIDIARIES OF REGISTRANT



                                                             Date and Percent of
                                                                Voting Shares,
                                            Year and        Partnership Interests,
                                             State        Voting Trust Certificates,
Name and Address                          Incorporated      Capital Contributions       Description of Activity
----------------                          ------------    --------------------------    -----------------------
Signal Bank, N.A.                           Ohio                  1987  100%            Commercial banking
                                            1905

Summit Bank, N.A.                           Ohio                  1997  100%            Commercial banking
                                            1991

Summit Banc Investments Corp.               Ohio                  1997  100%            Securities product sales
                                            1996

Alpha Equipment Group, Inc.(2)              Ohio                  1997  100%            Equipment leasing
                                            1990

Signal Finance Company(1)                   Ohio                  1997  100%            Multi-purpose finance company
                                            1997

Alliance Corporate Resources, Inc.(1)       Ohio                  1997  100%            Information technology leasing
                                            1987

Signal Mortgage Corp.(1)                    Ohio                  1978  100%            Mortgage loan origination
                                            1978

First Federal Capital Corp. I(1)            Delaware              1986  100%            CMO Issue
                                            1986

Home Financial Services, Inc.(1)            Ohio                  1988  100%            Securities product sales
                                            1988

H.F.S. Agency, Inc.(1)                      Ohio                  1989  96%             Tax-deferred annuity sales
                                            1989

Professional Appraisal Services Corp.(1)    Ohio                  1993  100%            Appraisal services
                                            1993

Venture Mortgage Corp.(1)                   Ohio                  1996  100%            Operating subsidiary
                                            1995

Signal Securitization Corp.(1)              Delaware              1996  100%            Securitization Issue
                                            1996

Mobile Consultants, Inc.                    Ohio                  1996  100%            Origination and servicing of
                                            1973                                        manufactured housing loans

(1) Subsidiaries of Signal Bank, N.A., subsidiary of the Registrant.
(2) Subsidiary of Summit Bank, N.A., subsidiary of the Registrant.